UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 7, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

    Asset Purchase Agreement

    On January 7, 2010, PepperBall Technologies, Inc., a Colorado corporation (the “Company”) and Vizer Group, Inc., a wholly owned subsidiary of the Company and a Colorado corporation (“Vizer”) entered into an Asset Purchase Agreement (the “Agreement”) with an unrelated privately held Colorado corporation, (“Buyer”) for the sale of certain of Vizer’s operating assets.  The effective date (“Closing”) of the Agreement was as of December 31, 2009.  The purchase price totaled $31,031 and was primarily paid by the offset of trade accounts payable owed at closing to Buyer by Vizer.  As a result of the Closing, the Colorado operations of the Company engaged in facility and access monitoring and control, primarily conducted through Vizer have been terminated, effective December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: January 11, 2010	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Financial Officer